Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:Mark Casciano (610) 882-8800

Embassy Bancorp, Inc. Announces Annual Cash Dividend and

Dividend Reinvestment and Stock Purchase Plan

BETHLEHEM, Pa. — June 14, 2012 – Embassy Bancorp, Inc. (OTCQB: EMYB) announced today that its Board of Directors has declared an annual cash dividend of $0.04 per share, payable on October 1, 2012, to shareholders of record on September 4, 2012.

The Company also announced that its Board of Directors has adopted a Dividend Reinvestment and Stock Purchase Plan to provide shareholders with a convenient and economical opportunity to reinvest some or all of their cash dividends and make optional cash payments to purchase additional shares of Embassy Bancorp, Inc. common stock, without payment of any brokerage commission or a plan charge.

“I am very excited to announce our annual cash dividend and the adoption of our dividend reinvestment plan,” said David M. Lobach, Jr., Chairman, President and Chief Executive Officer.  “Our bank’s accomplishments since our opening in 2001 continue to gain recognition by industry experts.  In May 2012, American Banker Magazine identified Embassy Bancorp, Inc. as number 56 on its list of top 200 community banks and thrifts based on three-year average return-on-equity (ROE).  We believe it is our tremendous focus on the customer and our community, coupled with a fabulous group of bankers and stakeholders, that has allowed us to attain this level of performance. Our dividend reinvestment plan will provide another means by which our shareholder friends can continue to invest in their bank.”

About Embassy Bancorp, Inc.

With over $600 million in assets, Embassy Bancorp, Inc. is the parent company of Embassy Bank for the Lehigh Valley, a full-service community bank operating 7 branch offices in the Lehigh Valley area of Pennsylvania.  For more information about Embassy Bancorp, Inc. and Embassy Bank, please visit www.embassybank.com.

About the Dividend Reinvestment and Stock Purchase Plan (the “Plan”)

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.  In connection with the adoption of the Plan, the Company will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3, which will include a prospectus and other relevant documents that will be distributed to the shareholders of the Company.  Company shareholders are encouraged to read the registration statement and the prospectus relating to the Plan and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. Once filed, you can obtain a free copy of the prospectus, as well as other filings containing information about the Company, free of charge from the SEC’s Internet site (www.sec.gov), or by contacting Embassy Bancorp, Inc., 100 Gateway Drive Suite 100, Bethlehem, PA 18017, Attention: Mark Casciano, Investor Relations, telephone 610-882-8800.

This document is not an offer to sell shares of the Company’s securities which may be issued under the Dividend Reinvestment and Stock Purchase Plan. Such securities are to be offered only by means of the prospectus referred to above.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Embassy Bancorp, Inc.’s filings with the Securities and Exchange Commission (SEC).  The statements are valid only as of the date hereof and Embassy Bancorp, Inc. disclaims any obligation to update this information.

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